UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)

October 29, 2007

TANDY BRANDS ACCESSORIES, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-18927 (Commission File Number)	75-2349915 (IRS Employer Identification No.)

690 East Lamar Blvd., Suite 200 Arlington, Texas 76011 (Address of principal executive offices and zip code)

(817) 265-4113 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On October 29, 2007, the Company appointed Janna Keck as its Principal Accounting Officer and Controller, effective October 29, 2007.
     Prior to this appointment, Ms. Keck, age 56, had served as the Company’s Corporate Controller since August 2002 and as the Company’s Corporate Accounting Manager from December 1999 to August, 2002. From 1993 to December 1999, Ms. Keck held the position of Accounting Manager for a manufacturer located in Arlington, Texas and a real estate management company located in Dallas, Texas. Ms. Keck is a certified public accountant. On October 29, 2007, the Company’s Board of Directors approved an annual base salary of $151,000 for Ms. Keck and she will continue to participate in the Company’s incentive bonus program on the same terms as prior to her appointment as principal accounting officer.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On October 29, 2007, the Company held its 2007 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders considered an amendment to the Company’s Certificate of Incorporation, as amended, (the “Charter Amendment”) to declassify the Company’s Board of Directors. The Charter Amendment was approved by more than two-thirds of the outstanding voting power of the outstanding shares of the Company’s common stock, which vote was certified as of October 31, 2007. The Charter Amendment was filed with the Secretary of State of Delaware on November 1, 2007 and is attached hereto as exhibit 3.1.
     Pursuant to the Charter Amendment, Article VII, Section 1 of the Company’s certificate of incorporation was amended to provide for the annual election of directors. Beginning with the 2008 annual meeting of stockholders, the Company’s directors will be elected for one-year terms at each annual meeting of stockholders. Directors elected or appointed to office prior to the filing of the Charter Amendment will continue to serve the remainder of their terms.
     The Charter Amendment also amended Article VII, Section 2 to address how vacancies and newly-created directorships resulting from an increase in the number of directors will be treated in the transition period to the declassified board. Any new directors appointed by the Board of Directors by reason of a vacancy, whether due to the death, resignation or removal of a director, or due to an increase in the size of the Board of Directors, would be appointed to serve the remainder of the term of the class to which the new director was appointed, and until his or her successor is elected and has qualified.
     In addition, the Charter Amendment amended Article VII, Section 3 of the certificate of incorporation to provide that, until the 2010 annual meeting of stockholders, any director may only be removed for cause and by a majority of the voting power of the then outstanding shares. After the 2010 annual meeting, any director would be subject to removal, with or without cause, by the vote of the holders of at least a majority of shares entitled to vote at the election of directors.

     A corresponding amendment to Article III, Section 2 of the Company’s Amended and Restated Bylaws was also made to make conforming changes to the terms of offices for the Company’s board of directors. This amendment is filed herewith as Exhibit 3.2.
Item 8.01	Other Events
     At its October 29, 2007 meeting, the Board of Directors also declared a regular quarterly dividend in the amount of $0.04 per common share. The dividend will be payable on January 18, 2008 to stockholders of record at the close of business on December 31, 2007.
Item 9.01(d)	Exhibits.

Exhibit 3.1	Certificate of Elimination of Amendment to Certificate of Incorporation
Exhibit 3.2	Amendment No. 1 to Amended and Restated Bylaws of Tandy Brands Accessories, Inc.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.
Date: November 1, 2007	By:	/s/ J.S.B. Jenkins
J.S.B. Jenkins
President and Chief Executive Officer